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                                                               EXHIBIT 99B.23(j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 6, 2002, relating to the financial statements and ratios/supplementary data of Berger International Portfolio (the sole portfolio constituting Berger Worldwide Portfolios Trust), which appears in the September 30, 2002 Annual Report to Investors of Berger International Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

Denver, Colorado
January 28, 2003